FINANCE OF AMERICA REPORTS THIRD QUARTER 2022 RESULTS
– Net loss for the quarter of $302 million or $1.35 basic and diluted loss per share entirely attributable to balance sheet adjustments and Mortgage Originations segment which will be discontinued –
– Adjusted net income* in SF&S for the quarter of $7 million, or $0.04 per fully diluted share –
– Reverse Originations segment generated $34 million in pre-tax income –

Plano, Texas (November 9, 2022): Finance of America Companies Inc., (“Finance of America” or the “Company”) (NYSE: FOA), a customer focused, consumer and specialty lending business, reported financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Financial Highlights
•For the third quarter of 2022, the Company recognized a net loss of $302 million or $1.35 basic and diluted loss per share.
•The net loss is primarily non-cash. It includes negative changes in fair value of long-term assets and liabilities of $116 million and impairment of intangible and other long-lived assets of $138 million predominantly related to the Mortgage Originations segment, which will be discontinued.
•For the third quarter of 2022, the Company recognized an adjusted net loss* of $20 million or $0.10 per fully diluted share. The components of which are: Specialty Finance and Services (SF&S) adjusted net income* of $7 million or $0.04 per fully diluted share and Mortgage Originations adjusted net loss* of $27 million or $0.14 per fully diluted share.
•Strong liquidity position with $169 million of cash after paying down $56 million of secured debt in the third quarter of 2022.

*See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

Graham A. Fleming, President and Interim Chief Executive Officer commented, “To begin, I would like to thank all of our team members for their hard work this quarter, and in particular those members of our Mortgage Originations segment who will be leaving us as we exit this business. The exit from Mortgage will allow FOA to optimize our resources and prioritize high-growth businesses where we already hold distinct competitive advantages and leading positions in markets with positive macro tailwinds.”

Third Quarter Financial Summary

($ amounts in millions, except margin and per share data)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$4,187	$6,349	(34)%	$8,988	(53)%	$17,689	$26,844	(34)%
Total revenue	71	141	(50)%	457	(84)%	480	1,353	(65)%
Total expenses and other, net	237	310	(24)%	402	(41)%	892	1,187	(25)%
Pre-tax net income (loss)	(305)	(169)	(80)%	55	(655)%	(551)	166	(432)%
Net income (loss)	(302)	(168)	(80)%	50	(704)%	(534)	160	(434)%
Pre-tax income (loss) excluding impairment of intangibles and other assets(2)	(167)	(169)	1%	55	(404)%	(413)	166	(349)%
Adjusted net income (loss)(3)	(20)	(22)	9%	75	(127)%	(4)	239	(102)%
Adjusted EBITDA(3)	(17)	(19)	11%	111	(115)%	24	352	(93)%
Basic earnings (loss) per share	$(1.35)	$(0.65)	(108)%	$0.36	(475)%	$(2.16)	N/A	N/A
Diluted earnings (loss) per share(4)	$(1.35)	$(0.70)	(93)%	$0.22	(714)%	$(2.34)	N/A	N/A
Adjusted diluted earnings (loss) per share(4)	$(0.10)	$(0.12)	17%	$0.39	(126)%	$(0.02)	$1.25	(102)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Calculated for each period as pre-tax income (loss) excluding impairment of intangibles and other assets.
(3) See Reconciliation to GAAP section for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to Net income (loss).
(4) Calculated on an if-converted basis. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

($ amounts in millions)	September 30,	June 30,	Variance (%)
	2022	2022	Q3 2022 vs. Q2 2022
Cash and cash equivalents	$169	$219	(23)%
Securitized loans held for investment (HMBS & nonrecourse)	17,658	17,483	1%
Mortgage servicing rights (MSRs)	103	359	(71)%
Total assets	21,190	21,736	(3)%
Total liabilities	20,615	20,873	(1)%
Total equity	575	863	(33)%
Total tangible equity(1)	137	288	(52)%
(1) Total tangible equity calculated as total equity less intangible assets, net.
•Cash and cash equivalents ended the second quarter at $169 million. The $50 million decrease in cash was primarily attributable to repayment of secured debt.
•MSR balances declined 71% quarter over quarter following strategic asset sales in the period.

•Total assets declined 3% from prior quarter due to reduced loans held for sale, at fair value, lower MSR balances, and impairments of intangible and other assets.
•Total liabilities declined $258 million on a sequential quarter basis primarily due to paying down outstanding financing lines of credit.
•Total tangible equity decreased $151 million to $137 million, predominantly due to the impact of non-cash fair value marks from wider credit spreads and rising interest rates.
•Residual value of assets subject to nonrecourse debt within the securitization trusts as of September 30, 2022 was $61 million, down from $390 million as of December 31, 2021.

Segment Results
Mortgage Originations
The Mortgage Originations segment generates revenue through fee income from loan originations and gain on sale of mortgage loans into the secondary market.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume (Total)	$2,697	$4,229	(36)%	$7,383	(63)%	$12,032	$22,716	(47)%
Funded volume (Purchase)	2,278	3,336	(32)%	3,759	(39)%	8,380	9,918	(16)%
Funded volume (non-agency)	504	945	(47)%	994	(49)%	2,568	2,826	(9)%
Net rate lock volume	2,474	3,800	(35)%	7,679	(68)%	11,591	22,753	(49)%
Mortgage originations margin	1.87%	2.14%	(13)%	2.61%	(28)%	2.07%	2.95%	(30)%
Total revenue	61	103	(41)%	235	(74)%	300	773	(61)%
Impairment of intangibles and other assets	(129)	—	N/A	—	N/A	(129)	—	N/A
Pre-tax income (loss)	(170)	(35)	(386)%	15	(1233)%	(226)	104	(317)%
Pre-tax income (loss) excluding impairment of intangibles and other assets(2)	$(41)	$(35)	(17)%	$15	(373)%	$(97)	$104	(193)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Calculated for each period as pre-tax income (loss) excluding impairment of intangibles and other assets.

•Net rate lock volume totaled $2,474 million compared to $3,800 million in the prior quarter
•Total revenue of $61 million for the third quarter compared to $103 million in the prior quarter, which reflects the impact of lower volumes and competitive market dynamics impacting margins.
•Pre-tax loss was $170 million for the third quarter compared to pre-tax loss of $35 million in the prior quarter, which includes $129 million of impairment charges.
•As previously disclosed on Form 8-K filed October 21, 2022, the Company will discontinue substantially all of its Mortgage Originations operations as a part of its Resource Optimization Plan.

Reverse Originations
The Reverse Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$1,135	$1,580	(28)%	$1,157	(2)%	$4,190	$2,939	43%
Total revenue	72	80	(10)%	111	(35)%	260	275	(5)%
Pre-tax income	34	36	(6)%	69	(51)%	138	168	(18)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Third quarter 2022 funded reverse volume was $1,135 million, a decrease from the prior quarter primarily due to a strategic decision to reduce Correspondent aggregation. Despite the volume decline, we saw our seventh consecutive quarter of new-to-reverse growth in our proprietary HomeSafe product.
•Third quarter 2022 revenue of $72 million declined 10% from the second quarter 2022 due primarily to the impact of lower volumes during the quarter, partially offset by improved margins.
•Pre-tax income of $34 million declined only 6% as $6 million in expense reductions partially offset the decline in revenue.
•Year-to-date 2022 volume of $4,190 million represents a 43% increase compared to the same period in 2021, which was driven by strong growth in both refinance and new-to-reverse volumes period over period.

Commercial Originations
The Commercial Originations segment provides business purpose lending solutions for residential real estate investors. The Commercial Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of mortgage loans.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Funded volume	$355	$540	(34)%	$448	(21)%	$1,468	$1,189	23%
Total revenue	12	13	(8)%	28	(57)%	46	65	(29)%
Impairment of intangibles and other assets	(6)	—	N/A	—	N/A	(6)	—	N/A
Pre-tax income (loss)	(12)	(12)	—%	6	(300)%	(27)	10	(370)%
Pre-tax income (loss) excluding impairment of intangibles and other assets(2)	$(6)	$(12)	50%	$6	(200)%	$(21)	$10	(310)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Calculated for each period as pre-tax income (loss) excluding impairment of intangibles and other assets.

•Third quarter 2022 funded volume of $355 million represents a 34% decline quarter over quarter and a 21% decrease compared to the prior year quarter. Year to date volumes of $1,468 million represent a 23% increase over prior year.
•Pre-tax income excluding impairment of goodwill and intangibles improved by 50% relative to Q2 2022 due to a $7 million reduction in expenses.

Lender Services
The Lender Services business generates revenue and earnings in the form of lender service support fees. Lender Services supports over 2,800 third party clients across the lending industry.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Total revenue	$44	$58	(24)%	$88	(50)%	$178	$245	(27)%
% of revenue from third-party clients	80%	81%	(1)%	81%	(1)%	81%	79%	3%
Pre-tax income (loss)	$(11)	$(5)	(120)%	$9	(222)%	$(9)	$30	(130)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.

•Third quarter 2022 revenue was $44 million, down 24% compared to the prior quarter as the segment faced continued pressure from rising interest rates and declining refinance volumes.
•Third quarter 2022 pre-tax loss was $11 million, as the $14 million quarter over quarter decline in revenue more than offset an $8 million reduction in expenses.
•Revenue from third-party clients was 80% in the third quarter of 2022, down 1% from the prior quarter.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

($ amounts in millions)			Variance (%)		Variance (%)			Variance (%)
	Q3'22	Q2'22	Q3'22 vs Q2'22	Q3'21	Q3'22 vs Q3'21	YTD 2022	YTD 2021	2022 vs 2021
	Successor	Successor		Successor		Successor	Combined (1)
Assets under management	$19,871	$19,881	—%	$18,403	8%	$19,871	$18,403	8%
Assets excluding HMBS and non-recourse obligations	2,560	2,687	(5)%	2,452	4%	2,560	2,452	4%
Mortgage servicing rights (MSRs)	103	359	(71)%	341	(70)%	103	341	(70)%
Total revenue	(104)	(95)	(9)%	10	(1140)%	(250)	46	(643)%
Impairment of intangibles and other assets	(4)	—	N/A	—	N/A	(4)	—	N/A
Pre-tax loss	(135)	(129)	(5)%	(20)	(575)%	(350)	(41)	(754)%
Pre-tax loss excluding impairment of intangibles and other assets(2)	$(131)	$(129)	(2)%	$(20)	(555)%	$(346)	$(41)	(744)%
(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Calculated for each period as Pre-tax income (loss) excluding impairment of intangibles and other assets.

•Third quarter 2022 mortgage servicing rights were down 71% to $103 million compared to the prior quarter due to strategic sales of MSR during the quarter. We continue to monitor our MSR balances to take advantage of opportunities that the market presents.
•Revenue in the third quarter 2022 was negative due to fair value adjustments on long-term assets and liabilities as we updated model assumptions to account for higher credit spreads and increased interest rates. The residual value of assets subject to nonrecourse debt within the securitization trusts as of September 30, 2022 was $61 million, down from $390 million as of December 31, 2021.

Reconciliation to GAAP

($ amounts in millions)	Q3'22	Q2'22	Q3'21	YTD 2022	YTD 2021
	Successor				Combined (1)
Reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA
Net income (loss)	$(302)	$(168)	$50	$(534)	$160
Add back: Benefit (provision) for income taxes	3	1	(4)	17	(7)
Net income (loss) before taxes	(305)	(169)	54	(551)	167
Adjustments for:
Changes in fair value(2)	116	111	20	323	55
Amortization and impairment of intangibles and other assets(3)	152	14	13	180	28
Share-based compensation(4)	7	7	11	23	21
Certain non-recurring costs(5)	3	9	3	21	53
Adjusted net income (loss) before taxes	(27)	(28)	101	(4)	324
(Provision) benefit for income taxes(6)	7	6	(26)	—	(85)
Adjusted net income (loss)	(20)	(22)	75	(4)	239
Provision (benefit) for income taxes(6)	(7)	(6)	26	—	85
Depreciation	3	2	3	8	7
Interest expense on non-funding debt	7	7	7	20	21
Adjusted EBITDA	$(17)	$(19)	$111	$24	$352
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$2	$—	$2

($ amounts in millions except shares and $ per share)	Q3'22	Q2'22	Q3'21	YTD 2022	YTD 2021
	Successor				Combined (1)
GAAP PER SHARE MEASURES
Net income (loss) attributable to controlling interest	$(85)	$(41)	$21	$(134)	N/A
Weighted average outstanding share count	62,804,809	62,379,041	59,861,171	61,993,353	N/A
Basic earnings (loss) per share	$(1.35)	$(0.65)	$0.36	$(2.16)	N/A
If-converted method net earnings (loss)	(85)	(131)	43	(441)	N/A
Weighted average diluted share count	62,804,809	187,818,255	191,161,431	188,375,945	N/A
Diluted earnings (loss) per share	$(1.35)	$(0.70)	$0.22	$(2.34)	N/A

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(20)	$(22)	$75	$(4)	$239
Weighted average diluted share count	187,877,936	187,818,225	191,161,431	188,375,945	191,180,610
Adjusted diluted earnings (loss) per share	$(0.10)	$(0.12)	$0.39	$(0.02)	$1.25

($ amounts in millions)	SF&S	Mortgage	Total
Reconciliation of net loss before taxes to adjusted net income (loss) for the three months ended September 30, 2022
Net loss before taxes	$(135)	$(170)	$(305)
Adjustments for:
Changes in fair value(2)	116	—	116
Amortization and impairment of intangibles and other assets(3)	21	131	152
Share-based compensation(4)	6	1	7
Certain non-recurring costs(5)	2	1	3
Adjusted net income (loss) before taxes	10	(37)	(27)
(Provision) benefit for income taxes(6)	(3)	10	7
Adjusted net income (loss)	$7	$(27)	$(20)

($ amounts in millions, except shares and $ per share)
NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$7	$(27)	$(20)
Weighted average diluted share count	187,877,936	187,877,936	187,877,936
Adjusted diluted earnings (loss) per share	$0.04	$(0.14)	$(0.10)

($ amounts in millions)	SF&S	Mortgage	Total
Reconciliation of net loss before taxes to adjusted net income (loss) for the nine months ended September 30, 2022
Net loss before taxes	$(324)	$(227)	$(551)
Adjustments for:
Changes in fair value(2)	323	—	323
Amortization and impairment of intangibles and other assets(3)	45	135	180
Share-based compensation(4)	17	6	23
Certain non-recurring costs(5)	12	9	21
Adjusted net income (loss) before taxes	73	(77)	(4)
Provision (benefit) for income taxes(6)	(20)	20	—
Adjusted net income (loss)	$53	$(57)	$(4)

($ amounts in millions, except shares and $ per share)
NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$53	$(57)	$(4)
Weighted average diluted share count	188,375,945	188,375,945	188,375,945
Adjusted diluted earnings (loss) per share	$0.28	$(0.30)	$(0.02)

(1) Financial results of combined successor and predecessor of the business combination with Replay.
(2) Changes in fair value include changes in fair value of loans and securities held for investment, deferred purchase price obligations, warrant liability, and minority investments.
(3) Successor period amortization includes amortization of intangibles recognized from the business combination with Replay and an impairment charge on intangibles and other certain long lived assets recognized in the third quarter of 2022.
(4) Funded 85% by the non-controlling shareholders.

(5) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	September 30, 2022	June 30, 2022
ASSETS
Cash and cash equivalents	$169,072	$219,033
Restricted cash	210,147	354,803
Loans held for investment, subject to HMBS related obligations, at fair value	10,916,551	10,882,441
Loans held for investment, subject to nonrecourse debt, at fair value	6,741,391	6,600,762
Loans held for investment, at fair value	1,307,413	1,058,410
Loans held for sale, at fair value	859,650	1,229,594
Mortgage servicing rights ("MSRs"), at fair value, $59,800 and $142,435 subject to nonrecourse MSRs financing liability, respectively	103,069	359,006
Derivative assets	89,899	55,186
Fixed assets and leasehold improvements, net	19,828	29,805
Intangible assets, net	438,300	575,284
Other assets, net	334,577	371,902
TOTAL ASSETS	$21,189,897	$21,736,226

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$10,784,841	$10,745,879
Nonrecourse debt, at fair value	6,745,526	6,752,084
Other financing lines of credit	2,305,999	2,593,290
Payables and other liabilities	395,635	428,768
Notes payable, net	382,810	353,005
TOTAL LIABILITIES	20,614,811	20,873,026

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 62,959,276 shares issued and outstanding at September 30, 2022	6	6
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized, 15 shares issued and outstanding at September 30, 2022	—	—
Additional paid-in capital	876,140	860,232
Accumulated deficit	(577,272)	(492,786)
Accumulated other comprehensive loss	(367)	(262)
Noncontrolling interest	276,579	496,010
TOTAL EQUITY	575,086	863,200
TOTAL LIABILITIES AND EQUITY	$21,189,897	$21,736,226

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (In thousands, except share data) (Unaudited)

	Q3'22	Q2'22	Q3'21	YTD 2022	YTD 2021
	Successor				Combined(1)
REVENUES
Gain on sale and other income from loans held for sale, net	$36,179	$71,805	$210,095	$226,336	$689,006
Net fair value gains (losses) on mortgage loans and related obligations	(6,376)	1,613	122,509	5,672	330,323
Fee income	70,512	88,681	145,725	316,798	397,960
Net interest expense:					—
Interest income	12,022	15,853	15,862	41,748	41,674
Interest expense	(41,236)	(36,834)	(37,691)	(110,900)	(105,683)
Net interest expense	(29,214)	(20,981)	(21,829)	(69,152)	(64,009)
TOTAL REVENUES	71,101	141,118	456,500	479,654	1,353,280

EXPENSES
Salaries, benefits, and related expenses	146,385	194,294	262,000	549,755	775,261
Occupancy, equipment rentals, and other office related expenses	7,003	7,262	8,283	22,103	22,600
General and administrative expenses	105,533	123,457	141,595	361,613	388,083
TOTAL EXPENSES	258,921	325,013	411,878	933,471	1,185,944
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	(138,184)	—	—	(138,184)	—
OTHER, NET	21,330	15,132	9,928	41,234	(1,067)
NET INCOME (LOSS) BEFORE INCOME TAXES	(304,674)	(168,763)	54,550	(550,767)	166,269
Provision (benefit) for income taxes	(2,974)	(940)	4,440	(17,249)	6,663
NET INCOME (LOSS)	(301,700)	(167,823)	50,110	(533,518)	159,606
CRNCI	—	—	—	—	4,260
Noncontrolling interest	(217,214)	(127,143)	28,726	(399,859)	11,838
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$(84,486)	$(40,680)	$21,384	$(133,659)	$143,508

EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	62,804,809	62,379,041	59,861,171	61,993,353	N/A
Basic net earnings (loss) per share	$(1.35)	$(0.65)	$0.36	$(2.16)	N/A
Diluted weighted average shares outstanding	62,804,809	187,818,225	191,161,431	188,375,945	N/A
Diluted earnings (loss) per share	$(1.35)	$(0.70)	$0.22	$(2.34)	N/A

Webcast and Conference Call
Management will host a webcast and conference call on Wednesday, November 9, 2022 at 8:00 am Eastern Time to discuss the Company’s results for the third quarter ended September 30, 2022. A copy of the press release and investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-833-927-1758 (Domestic)
b.1-929-526-1599 (International)
c.Conference ID: 696932

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through November 23, 2022. To access the replay, dial 1-866-813-9403 (United States) or +44 204 525 0658 (International). The replay pin number is 780370. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a specialty finance consumer lending platform that provides pathways to achieve greater financial freedom through home equity. Through FOA’s subsidiaries, customers have access to a diverse range of flexible, end-to-end home financing and home equity solutions including home improvement loans and reverse mortgages as well as loans to residential real estate investors distributed across retail, third-party network, and digital channels. In addition, FOA’s companies offer complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, TX. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that maybe expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the

Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors in our business markets and worldwide financial markets; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business; our ability to comply with our debt agreements and pay down our substantial debt; our Resource Optimization Plan and its expected benefits, anticipated cost savings, financial and accounting impact, and timing; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse servicing operations; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with Fannie Mae, Freddie Mac and Ginnie Mae or other governmental entities; economic, finance and public health disruptions caused by the COVID-19 pandemic and its unique challenges to our business, which could adversely impact our ability to originate and service mortgages, manage our portfolio of assets and provide lender services, and could also adversely impact our counterparties, liquidity and employees; our ability to respond to significant changes in prevailing interest rates; our geographic market concentration if the economic conditions in our current markets should decline or as a result of natural disasters; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if they prove to be incorrect; the engagement of our Lender Services business by our loan originator businesses may give appearance of a conflict of interest; third party customers of our Lender Services businesses and concerns regarding conflicts of interest within our Lender Services Businesses, due to their affiliation with the Company; our Lender Services business has operations in the Philippines that could be adversely affected by changes in political or economic stability or by government policies; our ability to operate in heavily regulated industries, including our mortgage loan origination and servicing activities (including lender services), which expose us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the U.S. federal, state and local levels; our ability to manage various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, which may be highly complex and slow to develop, and results are difficult to predict or estimate; our ability to prevent cyber intrusions and mitigate cyber risks; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; and our “controlled company” status under New York Stock Exchange rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections; our substantial number of shares of Class A common stock issuable upon conversion of Finance of America Equity Capital LLC Units, which may dilute your investment, and the sale of which could cause significant downward pricing pressure on our stock; our brief common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.

All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use certain non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share.
We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments, amortization and other impairments, equity based compensation, and certain non-recurring costs.
We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determine in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com